Exhibit A-44

COMMONWEALTH OF PENNSYLVANIA

DEPARTMENT OF STATE

DECEMBER 13, 2010

TO ALL WHOM THESE PRESENTS SHALL COME, GREETING:

SUPER MARKET SERVICE CORP.

I, Basil L Merenda, Secretary of the Commonwealth of Pennsylvania do hereby certify that the foregoing and annexed is a true and correct copy of

1 ARTICLES OF INCORPORATION filed on January 3, 1958

2 CHANGE OF REGISTERED OFFICE – Domestic filed on January 13, 2003 which appear of record in this department.

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966

DSCB-1 Rev. 8-57

Articles of Incorporation

COMMONWEALTH OF PENNSYLVANIA

DEPARTMENT OF STATE

CORPORATION BUREAU

In compliance with the requirements of the Business Corporation Law, approved the 5th day of May, A. D. 1933, P. L. 364, as amended, the undersigned, desiring that they may be incorporated as a business corporation, do hereby certify:

1. The name of the corporation is: Super Market Service Corp.

2. The location and post office address of its initial registered office in this Commonwealth is:

321	Penn Avenue	Scrainon	Lackawanna
Number	Street	City	County

3. The purpose or purposes of the corporation are:*

To manufacture, buy, sell and deal in toys, beauty aids, house wares and any other property of any nature whatsoever, and to buy, sell, own and lease as lessor or lessee and otherwise acquire and hold real, personal and mixed property of any and every kind whatsoever, and to do and perform all things necessary and incidental to accomplish the aforementioned purposes.

4. The term of its existence is: perpetual

5. The aggregate number of shares which the corporation shall have authority to issue is:** One Thousand Five Hundred (1,500) shares having a par value of One Hundred ($100.00) Dollars per share all of the same class.

*Note: Do not recite Powers set forth in Section 302 of the Act.

**Note: There should be set forth the number and par value of all shares having par value, the number of shares without par value, and the stated capital applicable thereto. If the shares are to be divided into classes, a description of each class and a statement of the preferences, qualifications, limitations, restrictions, and the special or relative rights granted to, or imposed upon, the shares of each class.

FILING FEE - $30.00

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6. The names and addresses of each of the first directors are:

NAME ADDRESS

(Including street and number, if any)

Arthur L. Abrams 1200 Pine Street Scranton, Pennsylvania

Alvin H. Greenwald 523 Clay Avenue Scranton, Pennsylvania

Ruth Abrams 1200 Pine Street Scranton, Pennsylvania

7. The names and addresses of each of the incorporators and the number and class of shares subscribed by each are:

NAME ADDRESS [ILLEGIBLE] AND CLASS OF SHARES

(Including street and number, if any)

Arthur L. Abrams 1200 Pine St., Scranton, Pa. Ten (10)

Alvin H. Greenwald 523 Clay Ave., Scranton, Pa. One (1)

Ruth Abrams 1200 Pine St., Scranton, Pa. One (1)

Commonwealth of Pennsylvania [ILLEGIBLE]

County of Lackawanna

Before me a Notary Public in and for the county aforesaid, personally came the above named, Arthur L. Abrams and Alvin H. Greenwald

Who, in due form of law, acknowledged the foregoing instrument to be their act and deed for the purposes therein specified.

Sworn to before me this 2nd

day of January A.D. 1958

By commission expires:

Approved and filed in the Department or State on the 3rd day of January A.D. 1958.

Secretary of the Commonwealth

Note: [ILLEGIBLE] shall be signed [ILLEGIBLE] the incorporators and acknowledged by at least [ILLEGIBLE] of them.

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DSCB-20 (REV. 1-58)

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To All To Whom These Presents Shall Come, Greeting:

Whereas, Under the provisions of the Business Corporation Law, approved the 5th day of May, Anno Domini, one thousand nine hundred and thirty-three, P. L. 364 as amended, the Department of State is authorized and required to issue a

CERTIFICATE of INCORPORATION

evidencing the incorporation of a business corporation organized under the terms of that law.

And Whereas, The stipulations and conditions of that law have been fully complied with by the persons desiring to incorporate as

SUPER MARKET SERVICE CORP.

Therefore, Know De, That subject to the Constitution of this Commonwealth and under the authority of the Business Corporation Law, I do by these presents, which I have caused to be sealed with the Great Seal of the Commonwealth, create, erect, and incorporate the incorporators of and the subscribers to the shares of the proposed corporation named above, their associates and successors, and also those who may thereafter become subscribers or holders of the shares of such corporation, into a body politic and corporate in deed and in law by the name chosen and hereinbefore specified, which shall exist perpetually and shall be invested with, and have and enjoy all the powers, privileges, and franchises incident to a business corporation and be subject to all the duties, requirements, and restrictions specified and enjoined in and by the Business Corporation Law and all other applicable laws of this Commonwealth.

Given under my Hand and the Great Seal of the Commonwealth, at the City of Harrisburg, this 3rd day of January in the year of our Lord one thousand nine hundred and fifty-eight and of the Commonwealth the one hundred and eighty-second

Secretary of the Commonwealth

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2003003-305

PENNSYLVANIA DEPARTMENT OF STATE CORPORATION BUREAU

Statement of Change of Registered Office (15 Pa C.S.)

[Illegible] Domestic Business Corporation ($1507)

Foreign Business Corporation ($4144)

Domestic Nonprofit Corporation ($5507)

Foreign Nonprofit Corporation ($6144)

Domestic Limited Partnership ($8506)

Name			Document will be returned to the name and address you enter to the left.
JOSE MOJICA
Address
62 WHITE STREET
City	State	Zip Code
NY NY-10013

Fee $52

Filed in the Department of State on

Secretary of the Commonwealth

In compliance with requirements of the applicable provisions of 15 Pa C.S. (relating to corporations and unincorporated associations), the undersigned corporation or limited partnership, desiring to effect a change of registered office, hereby states that:

1 The name is

SUPER MARKET SERVICE CORP.

2 The (a) address of its initial registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is:

Number and street	City	State	Zip	County

(b) Name of Commercial Registered Office Provider                                                                                       Country

UNITED STATES CORPORATION COMPANY

3. Complete part [Illegible]

(a) The address to which the registered office of the corporation or limited partnership in this Commonwealth is to be changed is

800 NORTH SECOND ST., STE 100, HARRISBURG, PA 17102

Number and street	City	State	Zip	County

(b) The registered office of the corporation or limited partnership shall be provided by:

Name of Commercial Registered Office Provider	County

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